Exhibit 10.1

NOTICE OF TERMINATION AND RELEASE AGREEMENT

This NOTICE OF TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is dated as of November 1, 2020, by and between Kinetic Group Inc., a Nevada corporation (“KNIT”) and Cantek Holdings (2020) Ltd., a company incorporated under the laws of the State of lsrael (the “Company” and each of KNIT and the Company, a “Party” and together the “Parties”). Capitalized terms used but not defined in this Notice shall have the respective meanings given to them in the Exchange Agreement (as defined below).

RECITALS

A. On March 24, 2020 (the “Agreement Date”), KNIT, the Company and the shareholders of the Company as set forth on Exhibit A attached thereto entered into an Exchange Agreement (the “Exchange Agreement”).

B. The Parties desire to reverse the Exchange Agreement in accordance with its terms and to be bound by the other provisions set forth below.

AGREEMENT

Therefore, the undersigned hereto hereby agree as follows:

I. Reversal of Exchange Agreement. In accordance with Section l.06(a)(iv) of the Exchange Agreement, the undersigned Aitan Zacharin (on behalf of KNIT) and the Company hereby agree that transactions contemplated by the Exchange Agreement be and hereby are terminated and reversed and lose all force and effect effective as of the Agreement Date as if they did not occur.

2. Further Actions. Each of KNIT and the Company hereby agree to take any and all actions to effect the reversal of the transactions as set forth in Section I above.

3. Release; Covenant Not to Sue.

(a) KNIT, for and on behalf of itself and its Related Parties, does hereby unequivocally release and discharge, and hold harmless, the Company and any of its former, current or future officers, directors, agents, advisors, representatives, managers, members, partners, shareholders, employees, subsidiaries, financing sources, affiliates (including, without limitation, controlling persons), officers, directors, members, managers and employees of affiliates, principals, and any heirs, executors, administrators, successors or assigns of any said person or entity (the “Related Parties”), from any and all past, present, direct, indirect, and derivative liabilities, actions, causes of action, cases, claims, suits, debts, dues, sums of money, attorney’s fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and damages of every kind and nature, in law, equity or otherwise, asserted or that could have been asserted, under federal or state statute, or common law, known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement (collectively, “Actions”), that in any way arises from or out of, are based upon, or are in connection with or relate to the Exchange Agreement and the other agreements and documents contemplated hereby or thereby, (ii) any breach, non-performance, action or failure to act under the Exchange Agreement and (iii) the transaction, including the events leading to the reversal of the transaction (collectively, the “Released Claims”); provided, however, that the Company shall be released from any breach, non-performance, action or failure to act under this Agreement.

(b) It is understood and agreed that, except as provided in the proviso to Section 3(a), the preceding paragraph is a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of KNIT and its Related Parties relating to or arising out of the Exchange Agreement. Therefore, KNIT expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to claims which KNIT does not know or suspect to exist in its favor at the time of executing the release, which if known by KNIT must have affected such KNIT’s settlement with the other. In connection with such waiver and relinquishment, KNIT acknowledges that it or its attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is its intention hereby fully, finally and forever to settle and release all of the Released Claims. In furtherance of this intention, the release herein given shall be and remain in effect as a full and complete release with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.

(c) Except as provided in the proviso to Section 3(a), KNIT, on behalf of itself and its Related Parties, hereby covenants to each other Party and their respective Related Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim (including a third party or derivative claim) against any other Party and/or its Related Parties relating to any Released Claim. The covenants contained in this Section 3 shall survive this Agreement indefinitely regardless of any statute of limitations.

4. Indemnification. KNIT shall indemnify, defend and hold harmless the Company and its Related Parties (the “Cantek Indemnitees”), from and against any demand, claim, action, damage, or liability, including without limitation reasonable attorney fees, expert and outside consulting fees, and related court expenses asserted against or imposed upon or incurred by the Cantek Indemnitees, or any them, to the extent resulting from (i) a breach of any representation, warranty or covenant of KNIT set forth in the Exchange Agreement or this Agreement and (ii) any liability of KNIT that was in existence prior to the Agreement Date.

5. Representations of the Parties. Each of the undersigned, on behalf of itself and its Related Parties, represents and warrants to the other Parties as follows:

(a) This Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b) The execution and delivery of this Agreement by such Party do not, and the performance by such Party of the transactions contemplated by this Agreement do not: (D conflict with, or result in a violation or breach of, any provision of its charter or bylaws (or equivalent organizational documents), (ill conflict with, or result in any violation or breach of, or constitute (with our without notice of lapse of time, or both) a default under or require a consent or waiver under, any of the terms, conditions or provisions of any contractual restriction binding on such Party or affecting such Party or any of their assets; or (ill) conflict with or violate any order or judgment of any court or other agency of government applicable to such Party or any of its assets.

6. Representation of KNIT. KNIT represents and warrants that as of the effectiveness of this Agreement, it has accepted the resignation of Aitan Zacharin as President and Shmuel Capuano as director.

7. Other terms. The terms of Section 6 of the Exchange Agreement shall apply to this Agreement.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

KINETIC GROUP INC,

By:
Name:	Aitan Zacharin
Title:	President

CANTEK HOLDINGS (2020) LTD

By:
Name:	Samuel Capuano
Title:	Chairman